UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2014

SMSA Gainesville Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803
Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

610 Coit Road, Suite 200, Dallas, Texas 75075
(Address of principal executive offices)

(469) 606-4520
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 22, 2014, the Chief Financial Officer (“CFO”) of SMSA Gainesville Acquisition Corporation (the “Company”) concluded, in preparation and review of the quarterly reports of the Company, that audited financial statements of the Company for the year ended December 31, 2013 include an accounting error as a result of an omission as discussed further herein. Based on the recommendation of the CFO, the Company’s Board of Directors determined that the financial statements included in its Form 10-K for the year ended December 31, 2013 as filed on April 24, 2014, should no longer be relied upon.

The Company determined there was an error in the accounting for the purchase of the Company by Titan Partners, LLC (“Titan”), which purchase is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2013 and is hereby incorporated by reference. Because the purchase resulted in a change in ownership of the Company greater than 95%, causing the Company to become substantially wholly owned by Titan, Staff Accounting Bulletin (“SAB”) Topic 5J requires that a new basis of accounting be established for the purchased assets and liabilities (referred to as “push down accounting”). The accounting treatment given to the purchase in the Company’s year-end 2013 financial statements did not take into effect that the purchase resulted in a change in ownership exceeding 95% as is required by SAB Topic 5J.

The Company’s Chief Executive Officer and CFO discussed these revisions with the Company’s Board of Directors and the Company’s registered independent accounting firm and the Company expects to restate its financial statements for the year ended December 31, 2013. The Company does not expect the restatement will impact its previously reported cash and cash equivalents. The Company is working diligently to prepare and file restated audited financial statements on Form 10-K/A as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA GAINESVILLE ACQUISITION CORP.

Dated: August 28, 2014
/s/ James York
James York
President and CEO